EXHIBIT INDEX

NUMBER
DESCRIPTION
1.
Joint Filing Agreement dated as of __________, 2001 by and among the Reporting Persons.


JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Common Stock, par value $1.00 per share, beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.
____________, 2001
LONGVIEW CAPITAL MANAGEMENT, LLC
By:
/s/ Charles H. Goodman

President
CHARLES H. GOODMAN

/s/ Charles H. Goodman


LESTER CROWN

/s/ Lester Crown


JAMES S. CROWN

/s/ James S. Crown


A. STEVEN CROWN

/s/ A. Steven Crown


WILLIAM H. CROWN

/s/ William H. Crown


RICHARD C. GOODMAN

/s/ Richard C. Goodman


SUSAN CROWN

/s/ Susan Crown


REBECCA CROWN

/s/ Rebecca Crown


BARBARA MANILOW

/s/ Barbara Manilow


SARA STAR

/s/ Sara Star


GEOFFREY F. GROSSMAN

/s/ Geoffrey F. Grossman